                                                                    EXHIBIT 10.8

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND IS BEING SOLD PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDERCorinne ScallyFinancial Printing GroupTHIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND IS BEING SOLD PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER. THIS SECURITY MAY NOT BE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                                PROMISSORY NOTE

                             PRESTOLITE NEWCO, INC.

A$1.00                                                          January 22, 1998

FOR VALUE RECEIVED, the undersigned PRESTOLITE NEWCO, INC., a Delaware corporation (the "Company"), HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of LUCAS INDUSTRIES PLC, an English corporation (the "Holder"), the principal sum of ONE ARGENTINE PESO (A$1.00), or such other amount as shall be payable from time to time under Article II hereof, on such dates and in such amounts as are specified herein on and subject to the following terms and conditions

ARTICLE I

DEFINITIONS/TERMS OF PAYMENT, ETC.

1.   Definitions

As used in this Note, the following terms shall have the following meanings, such terms to be equally applicable to the singular and the plural forms of the terms so defined:


"A$"                                   means Argentine Pesos, the legal
                                       currency of Argentina.


                                       1
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

"Accounting Principles"                means the accounting policies and principles as set out
                                       in schedule 5 to the Purchase Agreement

"Accounting Standards Board"            means the Accounting Standards Board Limited, an
                                        English Company

"Affiliate"                             of any specified person means

                                        (i) any other person which, directly or indirectly, is
                                        in control of, is controlled by or is under common
                                        control with such specified person or

                                        (ii) any other person who is a director or executive
                                        officer

                                        (A) of such specified person,

                                        (B) of any Subsidiary of such specified person or

                                        (C) of any person described in clause (i) above.

"Auditors"                              has the meaning assigned to such term in the Purchase
                                        Agreement

"Business Day"                          means a day of the year on which banks are not
                                        required or authorised to close in New York City,
                                        United States of America, London, England or Buenos
                                        Aires, Argentina.

"Capital Stock"                         means any and all shares, interests, rights to
                                        purchase, warrants, options, participations or other
                                        equivalents of or interests in (however designated)
                                        corporate stock, including any preferred stock.

                                       2
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

"consistently applied"                  has the meaning attributed to that phrase in the
                                        Purchase Agreement

"Due Date"                              means the date five 5 Business Days following the
                                        determination of EBITDA which is relevant in
                                        accordance with clause 4 of the Purchase Agreement

"EBITDA"                                means the profit before interest and tax of the Group
                                        but after taking account of the San Luis tax benefits
                                        and adding back depreciation prepared on a
                                        consolidated basis as shown by and extracted from the
                                        consolidated profit and loss account of Indiel (such
                                        extraction and profit and loss account and calculation
                                        of EBITDA being agreed or certified in accordance
                                        with clause 4 of the Purchase Agreement) for the First
                                        Year, the Second Year and the Third Year
                                        respectively, adjusted so far as necessary to take
                                        account of the following matters:

                                        (a)  any taxation on profits shall not be deducted but
                                        profits shall be calculated after taking account of
                                        the San Luis tax benefits;

                                        (b)  profits and losses shall be calculated after
                                        taking account of the San Luis tax benefits but
                                        subject thereto after exceptional items and before
                                        extraordinary items (as defined in Financial Reporting
                                        Standard number 3 adopted by the Accounting Standards
                                        Board));

                                        (c)  any profit or loss on the disposal, other than
                                        routine disposals made in the normal and ordinary

                                       3
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

                                        course of business of any fixed assets (including,
                                        without limitation, any intellectual property rights
                                        or any interest in the Property (as defined in the
                                        Purchase Agreement));

                                        (d)  the effects, including any increased depreciation
                                        charges, of any revaluation of any fixed assets shall
                                        be excluded;

                                        (e)  any management, administration or like charge
                                        made by the Purchasers or any member of the
                                        Purchasers' Group (as each such expression is defined
                                        in the Purchase Agreement) shall not be deducted;

                                        (f)  the fees, remuneration and pension contributions
                                        of any director or officer of any Group Member
                                        nominated by either Purchaser (or Lucas Newco), not
                                        being a full-time employee, shall not be deducted

                                        (g)  any compensation or other payment for loss of
                                        office or employment to any director or senior
                                        employee of any Group Member shall not be deducted;

                                        (h)  in respect of any transaction between any member
                                        of the Purchasers Group and any Group Member which is
                                        not at arms length, there shall be substituted terms
                                        which are at arms length

                                        (i)  there shall be included any amounts which would
                                        have been included but for any breach by either
                                        Purchaser of any of the provisions of  clause 4. of
                                        the

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                                        Purchase Agreement

                                        (j)  redundancy costs, training,
                                        learning and double working costs
                                        associated with transfers between
                                        factories, asset repositioning costs and write down costs, compensation or other payments for loss of office or employment to any director or senior employee of any Group Member and plant closing costs will be charged to the Restructuring Reserve and not reflected in the calculation of EBITDA

                                        (k)  any payments actually received by
                                        either Purchaser or by any Group Member

                                          (i) under the indemnity contained in
                                          clause 7.2 of the Purchase Agreement;
                                          or

                                          (ii) under any other indemnity
                                          contained in the Purchase Agreement
                                          but only to the extent to which the
                                          indemnity applies in respect of a loss
                                          or liability which would but for the
                                          indemnity have reduced EBITDA and then
                                          only to the extent that EBITDA would
                                          have been, but for the indemnity,
                                          reduced

                                        shall be included as earnings of the
                                        Group in the calculation of EBITDA in
                                        the period to which the payment received by the recipient relates

"First Year"                            means the year ending on 31 December
                                        1998.

"First Years Accounts"                  means the profit and loss account of the
                                        Group in

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                                        respect of the First Year prepared on a
                                        consolidated basis in accordance with
                                        clause 4 of the Purchase Agreement

"Group"                                 has the meaning ascribed to it in the
                                        Purchase Agreement

"Group Member"                          has the meaning ascribed to it in the
                                        Purchase Agreement

"Indiel"                                means Lucas Indiel Argentina S.A., an
                                        Argentine corporation.

"Purchase Agreement"                    means that certain Sale and Purchase
                                        Agreement, dated ____________ 1998, by
                                        and between Lucas Industries plc,
                                        Prestolite Electric Incorporated and
                                        Prestolite Newco, Inc. relating to the
                                        acquisition of shares in Indiel and the
                                        entire issued share capital of Lucas
                                        Argentine Holdings, Inc.

"Restructuring Reserve"                 means the provision for reorganisation
                                        expenses anticipated to be in the region of $7.0 million but which will not be less than $6.0 million to be recorded by the Purchasers and the Group as part of their acquisition accounting in accordance with United States GAAP pertaining to the transaction contemplated by the Purchase Agreement.

"Second Year"                           means the year ending on 31 December
                                        1999

"Second Years Accounts"                 means the profit and loss account of the
                                        Group in respect of the Second Year
                                        prepared on a consolidated


                                        basis in accordance with clause 4 of the Purchase
                                        Agreement

"Subsidiary"                            means any corporation, association, partnership or
                                        other business entity of which more than 50% of the
                                        total voting power of shares of Capital Stock or other
                                        interests (including partnership interests) entitled
                                        (without regard to the occurrence of any contingency)
                                        to vote in the election of directors, managers or
                                        trustees thereof is at the time owned or controlled,
                                        directly or indirectly, by

                                          (i) the Company,

                                          (ii) the Company and one or more Subsidiaries or

                                          (iii) one or more Subsidiaries.

"Third Year"                            means the year ending on 31 December 2000

"Third Year Accounts"                   means the profit and loss account of the Group in
                                        respect of the Third Year prepared on a consolidated
                                        basis in accordance with clause 4 of the Purchase
                                        Agreement

2.   PAYMENTS, CURRENCY AND COMPUTATIONS.

     2. The Company shall make each payment hereunder not later than 2:00 P.M. (NewYork City time) on the Due Date in United States dollars (or such other currency as the Company and the Holder may agree) to the Holder at its address referred to in Clause 10, in same day funds. The amount of such payment shall be converted from the amount due hereunder in Argentine pesos at the exchange rate

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

         (calculated at the average of the "bid" and "asked" exchange rate) quoted by Reuters (or a different independent wire service providing international spot exchange rates as agreed to by the Parties) in New York at 1:00 p.m. on the Due Date.

     2.2 Whenever a Due Date would otherwise occur on a day other than a Business Day, the Due Date shall be changed to be the closest Business Day.

     2.3 Any failure by the Company to make a payment within five days after a Due Date when due shall obligate the Company to pay interest to the Holder at a rate per annum 5% above the prime rate as quoted in the Eastern edition of the Wall Street Journal as of the Due Date and, in the event such a rate is not quoted on such date then on the immediately preceding date such rate is quoted, such interest due and payable upon the payment of principal otherwise due and payable. All computations of interest shall be made on the basis of a year of 365 or 366, as the case may be, days for the actual number of days (including the first day but excluding the last day) occurring in the period for which interest is payable.

     ARTICLE II

     INCREASE IN OBLIGATION

3.   Total Obligation

     3.1 The obligation of the Company to pay principal hereunder shall automatically, and without any further action on the part of either the Company or the Holder, from time to time be increased pursuant to the provisions of this clause 3. The Company shall be obligated to pay principal hereunder as aforesaid to the Holder on the Due Date in the following amounts in the event of the occurrence of the following events (each an "Earnout Payment"). If EBITDA :

            (a) in the First Year shall exceed A$5,800,000 the Company shall pay to the Holder a sum equal to ninety percent (90%) of the excess up to a maximum payment of ninety percent (90%) of A$3,900,000 on the Due Date; and

            (b) in the Second Year, shall exceed A$7,500,000 the Company shall pay to the Holder a sum equal to ninety percent (90%) of the excess up to a maximum further payment of ninety percent (90%) of A$3,800,000 on the Due Date; and

            (c) in the Third Year, shall exceed A$9,000,000 the Company shall pay to the Holder a sum equal to ninety percent (90%) of the excess up to a maximum further payment of ninety percent (90%)of A$3,500,000 on the Due Date

     3.2 If the Due Date is later than 75 days from the end of whichever is relevant of the first Year, the Second Year or the Third Year as the case may be the amount of principal payable pursuant to clause 3.1 shall be increased by a sum equal to interest on such principal accruing at the rate referred to in clause 2.3 from (but excluding) the 75th day from the end of the relevant Year to the Due Date

4.   PAYMENTS OF PRINCIPAL

     The Company shall pay to the Holder in full on any Due Date the aggregate principal amount due hereunder.

5.   REDUCTION OF PRINCIPAL OBLIGATION

     Upon the making of each Earnout Payment under the provisions of this Note, if applicable, the principal amount due hereunder shall automatically reduce by an amount equal to such Earnout Payment. After all principal and any other amounts due or which may become due hereunder have been paid in full, this Note shall be surrendered to the Company for cancellation and shall not be reissued.

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

6.   TAXES

     If the Company makes any payment hereunder in respect of which it is required by law to make any deduction or withholding, it shall pay the full amount to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and promptly thereafter shall furnish to the Holder an original or certified copy of a receipt evidencing payment thereof, together with such other information and documents as the Holder may reasonably request.

     ARTICLE III

     REPRESENTATIONS AND WARRANTIES

7.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants as follows:

     7.1 The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware.

     7.2 The execution, delivery and performance by the Company of this Note are within the Company's corporate powers, have been duly authorised by all necessary corporate action, and do not contravene (a) the Company's charter or by-laws or (b) any law or any contractual restriction binding on or affecting the Company.

     7.3 No authorisation or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Company of this Note

     7.4 This Note is the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

8.   REPRESENTATIONS AND WARRANTIES OF THE HOLDER

     The Holder represents and warrants as follows:

     8.1 The Holder has been advised and understands that this Note has not been registered under the Securities Act. The Holder, by purchasing this Note, agrees for the benefit of the Company that this Note may not be resold, pledged or otherwise transferred.

     8.2 The Holder has the full legal right and power and all authority and approvals required to execute and deliver, or authorise execution and delivery of, this Note and all other instruments executed and delivered by or on behalf of such Holder in connection with the purchase of this Note, and to purchase this Note. The signature of the party signing on behalf of the Holder is binding on the Holder.

     ARTICLE IV

     MISCELLANEOUS

9.   Amendments, Etc

     No amendment or waiver of any provision of this Note, nor consent to any departure by the Company herefrom, shall in any event be effective unless the same shall be in writing and signed by the Holder and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

10.  NOTICES, ETC

     10.1 All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, if to the Company, to it care of Prestolite Electric Incorporated, 2100 Commonwealth Blvd., Ann Arbor, MI 48105, Attention:
          President; and if to the Holder, care of Lucas Industries Plc, at its address at Stratford Road, Solihull, B90 4LA, England; or, as to each party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively, except that notices to the Holder pursuant to the provisions of Article I shall not be effective until received by the Holder. Upon request from the Holder, the Company will provide the Holder with the information required in Treasury Regulation, Section 1.1275-3(b)(1)(i).

     10.2 The Company waives presentment demand protest notice of dishonour, notice of demand and notice of non-payment.

11.  NO WAIVER; REMEDIES

     No failure on the part of the Holder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

12.  REIMBURSEMENT OF HOLDER

     The Company shall reimburse the Holder upon demand for any and all costs and expenses (including without limitation Court costs, legal expenses and reasonable attorney fees whether or not suit is instituted and if suit is instituted whether at the trial court level, appellate level in a bankruptcy probate or administrative proceeding or otherwise) incurred in collecting this note or incurred in any other matter or proceeding relating to this note where in such matter or proceeding the Holder is successful.

13.  BINDING EFFECT

     13.1 Subject to Clause 13.2 , this Note shall be binding upon and inure to the benefit of the Company and the Holder and their respective successors, except that the Company shall not have the right to assign any of its rights or obligations hereunder.

     13.2 The Holder may, upon at least 20 Business Days' notice to the Company, assign to a controlled Affiliate all of its rights and obligations under this Note; all costs and expenses relating to such assignment shall be borne by the parties thereto.

14.  GOVERNING LAW

     This Note shall be governed by, and construed in accordance with, the laws of the internal State of New York, United States.

15.  CONSENT TO JURISDICTION: VENUE

     The Company irrevocably consents to the jurisdiction of any state or federal Court located in the Borough of Manhattan, City of New York United States; provided however that nothing contained in this note shall prohibit the holder from bringing any action enforcing any award of judgment or exercising any other rights against the company or against any property of the Company within any other County, State or foreign or domestic jurisdiction. The Company acknowledges and agrees that the venue provided above is the most convenient forum for the Company and the holder and the Company waives any objection to venue and any objection based on a more convenient forum in any action instituted under this note.

16.  WAIVER OF JURY TRIAL

     The Company irrevocably waives any and all rights the Company may have to a trial by jury in any action proceeding or claim of any nature relating to this note, any documents executed in connection with this note or any transaction contemplated in any of such documents. The Company acknowledges that the foregoing waiver is knowing and voluntary.


IN WITNESS WHEREOF, the Company has caused this Note to be executed by its officer thereunto duly authorised, as of the date first above written.

PRESTOLITE NEWCO, INC.

By:  /s/ P. Kim Packard
     ------------------

Name:  P. Kim Packard

Title:  President


By:  /s/ Kenneth C. Cornelius
     ------------------------

Name:  Kenneth C. Cornelius

Title:  Vice President



SIGNED by CHRIS LONG-LEATHER  )  /s/ Chris Long-Leather
                              )  ----------------------
as duly authorised attorney   )
for and on behalf of          )
LUCAS INDUSTRIES PLC, as      )
to Clause 10 only             )

                                   Chris Long-Leather as attorney for Lucas
                                   Industries plc

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